UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 1, 2018

GW PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	001-35892 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
Sovereign House, Vision Park Chivers Way, Histon Cambridge, CB24 9BZ United Kingdom (Address of principal executive offices)	CB24 9BZ (Zip Code)
(44) 1223 266800
Registrant’s telephone number,
including area code
N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On October 1, 2018, GW Pharmaceuticals plc (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Preliminary Prospectus Supplement”), relating to a proposed public offering of the Company’s American Depositary Shares (the “Public Offering”). The Preliminary Prospectus Supplement for the Public Offering contains updated Company risk factor disclosure as well as an updated description of certain aspects of the Company’s business. Accordingly, the Company is filing information for the purpose of supplementing and updating the risk factor disclosure contained in the Company’s prior public filings, including those discussed under the heading “Item 3D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended September 30, 2017, filed with the SEC on December 4, 2017 (the “20-F”). The Company is also updating certain aspects of the description of its business from that described under the heading, “Item 4B. Business” in the 20-F. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.
On October 1, 2018, the Company issued a press release related to the Public Offering. The press release is attached as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed as part of this Current Report:
99.1	Updated Company Disclosure
99.2	Press release dated October 1, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
GW Pharmaceuticals plc
By:
/s/ Douglas B. Snyder

Name: Douglas B. Snyder
Title:   Chief Legal Officer
Date: October 1, 2018